EXHIBIT 4.2
COPYRIGHT. 1930. BY DWIGHT & M. H. JACKSON CHICAGO PATENT PENDING
JT 1334 S-4
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
NUMBER SHARES
Class B Common Stock
CLEAR CHANNEL OUTDOOR HOLDINGS, INC.
AUTHORIZED CAPITAL SHARES $.01 PAR VALUE This Certifies That SPECIMEN is the Owner of ___fully paid and non-assessable
SHARES OF THE CAPITAL STOCK OF Clear Channel Outdoor Holdings, Inc. transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.
In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and sealed with the Seal of the Corporation.
This ___day
of ___A.D. ___
SECRETARY
PRESIDENT
(c) DWIGHT & M.H. JACKSON 205 W. RANDOLPH STREET
DIV. OF
CORPORATION SUPPLY CO. CHICAGO, ILLINOIS 60606
SEE REVERSE SIDE FOR RESTRICTIONS ON TRANSFER

For Value Received, ___hereby sell, assign and transfer unto                                                                                                      Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                              Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated

In Presence of

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.
THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.
THE SHARES OF CLASS B COMMON STOCK REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED TO ANY PERSON OR ENTITY IN CONNECTION WITH A TRANSACTION THAT IS NOT A “PERMITTED TRANSFER,” AS SUCH TERM IS DEFINED IN SECTION 3, PARAGRAPH (7)(C) OF ARTICLE IV OF THE CERTIFICATE OF INCORPORATION OF THIS CORPORATION. NO PERSON OR ENTITY WHO RECEIVES SUCH SHARES IN CONNECTION WITH A TRANSFER (OTHER THAN SUCH A “PERMITTED TRANSFER”) IS ENTITLED TO OWN OR TO BE REGISTERED AS THE RECORD HOLDER OF SUCH SHARES OF CLASS B COMMON STOCK, BUT THE RECORD HOLDER OF THIS CERTIFICATE MAY AT SUCH TIME AND IN THE MANNER SET FORTH IN SECTION 3, PARAGRAPH (6)(A) OF ARTICLE IV OF THE CERTIFICATE OF INCORPORATION CONVERT SUCH SHARES OF CLASS B COMMON STOCK INTO THE SAME NUMBER OF SHARES OF CLASS A COMMON STOCK FOR PURPOSES OF EFFECTING THE SALE OR OTHER DISPOSITION OF SUCH SHARES OF CLASS A COMMON STOCK TO ANY PERSON OR ENTITY. EACH HOLDER OF THIS CERTIFICATE, BY ACCEPTING THE SAME, ACCEPTS AND AGREES TO ALL OF THE FOREGOING.

THIS SPACE IS NOT TO BE COVERED IN ANY WAY